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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115202) pertaining to the 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan of Pharmacopeia, Inc., the Registration Statement (Form S-8 No. 333-143092) pertaining to the Amended and Restated 2004 Stock Incentive Plan, and the Registration Statements (Form S-3 No. 333-127241, Form S-3 No. 333-134670, S-3 No. 333-140765 and S-3 No. 333-145393) of Pharmacopeia, Inc. and in the related Prospectus of our reports dated February 29, 2008, with respect to the consolidated financial statements of Pharmacopeia, Inc. and the effectiveness of internal controls over financial reporting of Pharmacopeia, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 29, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm